Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Convey Health Solutions Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	2,927,766	(2)	$6.58	(4)	$19,264,700.28	$92.70 per $1,000,000	$1,785.84
Equity	Common Stock, par value $0.01 per share	Rule 457(c) and Rule 457(h)	731,941	(3)	$5.60	(5)	$4,098,869.60	$92.70 per $1,000,000	$379.96
Total Offering Amounts							$23,363,569.88		$2,165.80
Total Fee Offsets									—
Net Fee Due									$2,165.80

(1)	This Registration Statement on Form S-8 covers shares of common stock, par value $0.01 per share (“Common Stock”), of Convey Health Solutions Holdings, Inc. (the “Registrant”) that are (i) authorized for issuance under the Convey Health Solutions Holdings, Inc. 2021 Omnibus Incentive Compensation Plan (the “2021 Plan”) and (ii) authorized for issuance under the Convey Health Solutions Holdings, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). In the event of any stock dividend, stock split or other similar transaction involving the Common Stock, the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents additional shares of Common Stock available for issuance under the 2021 Plan pursuant to the evergreen provisions of such plan.
(3)	Represents additional shares of Common Stock available for issuance under the 2021 ESPP pursuant to the evergreen provisions of such plan.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and Rule 457(h) under the Securities Act on the basis of $6.58 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange (the “NYSE”) on March 28, 2022.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) and Rule 457(h) under the Securities Act and based on 85% of $6.58 per share, which represents the average of the high and low prices of the Registrant’s Common Stock as reported on the NYSE on March 28, 2022. Pursuant to the 2021 ESPP, the purchase price of the shares of the Registrant’s Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the shares of the Registrant’s Common Stock on the first date of an offering or the date of purchase.